Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2017, relating to the consolidated financial statements of ProLung Inc. (the “Company”) for the fiscal years ended December 31, 2016 and December 31, 2015 appearing in the Annual Report on Form 10-K Amendment No. 1 of the Company for the year ended December 31, 2016.

/s/ Malone Bailey, LLP

Malone Bailey, LLP

Salt Lake City, Utah

July 21, 2017